Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations:

Cara O’Brien/Melissa Myron
Press: Evan Goetz/Alecia Pulman
Financial Dynamics
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS 2005 YEAR END AND FOURTH QUARTER RESULTS

RYE, NY – February 14, 2006 – Jarden Corporation (NYSE:JAH) today reported its financial results for the quarter and year ended December 31, 2005.

For the year ended December 31, 2005, net sales increased 280% to $3.2 billion compared to $839 million for the same period in the previous year. Net income for 2005 increased by 43.2% to $60.7 million from $42.4 million in 2004. Income available to common stockholders was $12.1 million or $0.22 per diluted share for the year ended December 31, 2005, compared to income available to common stockholders of $42.4 million or $0.99 per diluted share in 2004. On a non-GAAP basis, adjusted net income was $138.5 million or $2.14 per diluted share for the year ended December 31, 2005.

Fourth quarter net sales increased 312% to $975 million compared to $237 million for the same period last year. Net income for the fourth quarter of 2005 increased to $2.5 million from a net loss of $3.4 million for the same period last year. Income available to common stockholders for the fourth quarter of 2005 was $2.5 million or $0.04 per diluted share compared to a net loss of $(0.08) per diluted share in 2004. On a non-GAAP basis, adjusted net income was $33.8 million or $0.50 per diluted share for the three months ended December 31, 2005. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per common share. Our results of operations include the US Playing Card, American Household and Holmes Group businesses from their dates of acquisition, which were June 2004, January 2005 and July 2005, respectively.

Martin E. Franklin, Chairman and Chief Executive Officer, commented, “2005 was a year of significant positive change for Jarden Corporation with the acquisitions of both American Household and Holmes. We added tremendous brands to our portfolio, including, Bionaire®, Coleman®, Crock-Pot®, First Alert®, Mr. Coffee®, Oster®, Rival® and Sunbeam® to name just a few. Additionally, we have expanded distribution channels domestically and internationally, added talented employees to our team and strengthened our foundation for profitable future growth.”

Mr. Franklin continued, “Overall the year end results were in line with the estimates we provided in January. With the results now finalized, I am pleased to report that our cash flow from operations was significantly stronger than our original estimates, with over $250 million generated during the fourth quarter. This strong cash flow will help fuel future growth opportunities in our business. Our plan for 2006 and beyond is unchanged, as we continue to focus on expanding margins, increasing the top-line through new product introductions and leveraging the ongoing integration of the businesses we acquired in 2005 into the overall Jarden structure. We believe we are on track to achieve our three to five year goals outlined at the beginning of 2005 and the businesses all have significant momentum coming into the new year. Our brands are the cornerstones of many of our retailers’ strategies for innovation in the categories we serve.”

Mr. Franklin concluded, “Recently, we have been subjected to a group of purported class action lawsuits. We believe these lawsuits are totally without merit and our intention is to vigorously contest these claims, while staying focused on our primary responsibility to our shareholders, employees and customers. To that end, we will continue to concentrate on delivering strong operating results, which we believe is the best way to create long-term shareholder value.”

The Company will be holding a conference call at 9:45 a.m. (EST) today, February 14, 2006, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until February 28, 2006.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke® and Loew-Cornell®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Campingaz® and Coleman®. Headquartered in Rye, N.Y., Jarden has over 17,500 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden’s markets and the demand for its products, earnings per share, future cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

Jarden Corporation

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,
	2005			2004
	As Reported (GAAP)	Adjustments (1)(4)	As Adjusted (Non-GAAP) (1)(4)	As Reported (GAAP) (2)(3)
Net sales	$975,398	$—	$975,398	$236,670

Costs and expenses:
Cost of sales	744,706	(4,410)	740,296	158,884

Gross profit	230,692	4,410	235,102	77,786
Selling, general and administrative expenses	187,075	(31,841)	155,234	74,925
Reorganization and acquisition-related integration costs	13,019	(13,019)	—	—

Operating earnings	30,598	49,270	79,868	2,861
Interest expense, net	26,660	—	26,660	8,353
Loss on early extinguishment of debt	—	—	—	—

Income (loss) before taxes	3,938	49,270	53,208	(5,492)
Income tax provision (benefit)	1,471	17,984	19,455	(2,087)

Net income (loss)	2,467	$31,286	$33,753	(3,405)

Paid in-kind dividends on Series B preferred stock	—			—

Income (loss) available to common stockholders	$2,467			$(3,405)

Earnings (loss) per share:
Basic	$0.04			$(0.08)
Diluted	$0.04			$(0.08)
Weighted average shares outstanding (in millions):
Basic	65.6			42.0
Diluted	67.8			43.6

Net income (loss) (from above)			$33,753	$(3,405)

Diluted weighted average shares outstanding			67.8	43.6

Diluted earnings (loss) per share (as adjusted)			$0.50	$(0.08)

See Notes to Earnings Release attached

Jarden Corporation

Consolidated Statements of Income (Unaudited)

(in thousands, except share and per share data)

	Year Ended December 31,
	2005			2004
	As Reported (GAAP)	Adjustments (1)(4)	As Adjusted (Non-GAAP) (1)(4)	As Reported (GAAP) (2)(3)
Net sales	$3,189,066	$—	$3,189,066	$838,609
Costs and expenses:
Cost of sales	2,402,228	(24,959)	2,377,269	563,210

Gross profit	786,838	24,959	811,797	275,399
Selling, general and administrative expenses	571,732	(62,368)	509,364	179,316
Reorganization and acquisition-related integration costs	29,074	(29,074)	—	—

Operating earnings	186,032	116,401	302,433	96,083
Interest expense, net	84,318	—	84,318	27,608
Loss on early extinguishment of debt	6,046	(6,046)	—	—

Income before taxes	95,668	122,447	218,115	68,475
Income tax provision	34,952	44,693	79,645	26,041

Net income	60,716	$77,754	$138,470	42,434

Paid in-kind dividends on Series B & C preferred stock	(9,688)			—
Charge from beneficial conversion on Series B and Series C preferred stock	(38,952)			—

Income available to common stockholders	$12,076			$42,434

Earnings per share:
Basic	$0.23			$1.03
Diluted	$0.22			$0.99
Weighted average shares outstanding (in millions):
Basic	52.9			41.0
Diluted	55.0			42.7

Net income (from above)			$138,470	$42,434

Diluted weighted average shares outstanding			55.0	42.7
Add back: Conversion of Series B and Series C preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period			9.6	—

Adjusted diluted weighted average shares outstanding			64.6	42.7

Diluted earnings per share (as adjusted)			$2.14	$0.99

See Notes to Earnings Release attached

Jarden Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	As of
	December 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$237,093	$20,665
Accounts receivable, net	546,947	127,468
Inventories	566,349	154,180
Other current assets	121,400	32,749

Total current assets	1,471,789	335,062

Non-current assets:
Property, plant and equipment, net	320,553	85,429
Goodwill and intangibles, net	1,768,543	602,383
Other assets	53,025	19,507

Total assets	$3,613,910	$1,042,381

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$18,377	$16,951
Accounts payable	260,155	48,910
Deferred consideration for acquisitions	—	28,995
Other current liabilities	364,431	58,835

Total current liabilities	642,963	153,691

Non-current liabilities:
Long-term debt	1,523,050	470,500
Deferred consideration for acquisitions	—	10,250
Other non-current liabilities	444,051	73,989

Total non-current liabilities	1,967,101	554,739

Commitments and contingencies	—	—

Stockholders’ equity	1,003,846	333,951

Total liabilities and stockholders’ equity	$3,613,910	$1,042,381

See Notes to Earnings Release attached

Jarden Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended	Year Ended
	December 31, 2005	December 31, 2005	December 31, 2004
Cash flows from operating activities:
Net income	$2,467	$60,716	$42,434
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	16,786	57,647	19,175
Manufacturer’s profit in acquired inventory	1,880	22,429	—
Non-cash compensation	31,841	62,884	32,455
Other non-cash items	640	29,673	10,837
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	70,567	(93,323)	(9,939)
Inventory	133,095	59,401	(26,343)
Accounts payable	(31,226)	28,492	7,514
Other assets and liabilities	28,989	12,775	(5,718)

Net cash provided by operating activities	255,039	240,694	70,415

Cash flows from financing activities:
Proceeds from revolving credit borrowings	169,200	296,498	72,250
Payments on revolving credit borrowings	(195,900)	(296,498)	(72,254)
Proceeds from issuance of long-term debt	—	1,330,000	116,000
Payments on long-term debt	(59,139)	(369,851)	(13,684)
Payment on seller note	—	—	(5,400)
Proceeds from issuance of stock, net of transaction fees	—	350,296	—
Repurchase of common stock and shares tendered for restricted stock lapses	(29,357)	(35,368)	—
Proceeds from recouponing of interest rate swaps	16,818	16,818	—
Debt issuance costs	(1,164)	(21,041)	(2,252)
Other borrowings, net	77,298	68,443	3,406

Net cash (used in) provided by financing activities	(22,244)	1,339,297	98,066

Cash flows from investing activities:
Additions to property, plant and equipment	(41,129)	(77,672)	(10,761)
Acquisition of businesses, net of cash acquired	(18,836)	(1,289,614)	(258,008)
Other	7,101	6,951	(4,447)

Net cash used in investing activities	(52,864)	(1,360,335)	(273,216)
Effect of exchange rate changes on cash	(2,980)	(3,228)	—

Net increase (decrease) in cash and cash equivalents	176,951	216,428	(104,735)
Cash and cash equivalents at beginning of period	60,142	20,665	125,400

Cash and cash equivalents at end of period	$237,093	$237,093	$20,665

See Notes to Earnings Release attached

Jarden Corporation

Net Sales and Operating Earnings by Segment (Unaudited)

(in millions)

	Three Months Ended		Year Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net sales:
Branded consumables (a)	$131.5	$123.1	$560.2	$473.1
Consumer solutions (b)	676.8	82.7	1,642.1	222.1
Outdoor solutions (c)	125.0	—	820.7	—
Other	58.0	41.8	233.6	195.6
Intercompany eliminations (f)	(15.9)	(10.9)	(67.5)	(52.2)

Total net sales	$975.4	$236.7	$3,189.1	$838.6

Operating earnings:
Branded consumables (a)(e)	$15.9	$16.3	$78.5	$75.7
Consumer solutions (b)(d)(e)	73.1	17.7	137.4	37.0
Outdoor solutions (c)(d)(e)	(17.7)	—	41.8	—
Other	4.2	0.9	19.1	15.8
Intercompany eliminations (f)	—	0.4	—	—
Unallocated costs (g)	(44.9)	(32.4)	(90.8)	(32.4)

Total operating earnings	$30.6	$2.9	$186.0	$96.1

(a)	The United States Playing Card Company is included in the branded consumables segment effective June 28, 2004.
(b)	The Jarden Consumer Solutions business acquired with the acquisition of American Household, Inc. (the “AHI Acquisition”) is included in the consumer solutions segment effective January 24, 2005, and the Holmes business acquired with the acquisition of The Holmes Group (the “THG Acquisition”) is included in the consumer solutions segment effective July 18, 2005.
(c)	The outdoor solutions segment was created upon the purchase of the Coleman business with the AHI Acquisition, effective January 24, 2005.
(d)	For the three months ended December 31, 2005, the operating earnings of the consumer solutions segment reflects $1.9 million of purchase accounting adjustments for manufacturer’s profit in inventory and $1.6 million relates to the write-off of inventory relating to reorganization and acquisition-related integration initiatives that had the effect of reducing the operating earnings as presented. For the three months ended December 31, 2005, the operating earnings of the outdoor solutions segment reflects a $0.9 million write-off of inventory relating to reorganization and acquisition-related integration initiatives that had the effect of reducing the operating earnings as presented.
(e)	For the year ended December 31, 2005, the operating earnings of branded consumables, consumer solutions and outdoor solutions segments reflect $0.2 million, $12.4 million and $9.8 million, respectively, of purchase accounting adjustments for manufacturer’s profit in inventory that had the effect of reducing the operating earnings as presented for each of these segments. For the year ended December 31, 2005, the consumer solutions and outdoor solutions segment reflect $1.6 million and $0.9 million, respectively, of write-offs of inventory relating to reorganization and acquisition-related integration initiatives that had the effect of reducing the operating earnings as presented.
(f)	Intersegment sales are recorded at cost plus an agreed upon profit on sales.
(g)	For the three month period ended December 31, 2005, unallocated costs include $13.0 million of reorganization and acquisition-related integration costs and $31.8 million of non-cash compensation related to the issuance of stock options and restricted shares of Company common stock. For the year ended December 31, 2005, unallocated costs include $29.1 million of reorganization and acquisition-related integration costs and $62.4 million of non-cash compensation related to the expensing of stock options and restricted shares of Company common stock.

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the three months and year ended December 31, 2005. For the three months ended December 31, 2005, adjustments to net income consist of purchase accounting adjustments of $1.9 million of manufacturer’s profit in inventory, $2.5 million of write-offs of inventory related to reorganization and acquisition-related integration initiatives, $13.0 million of reorganization and acquisition-related integration costs and $31.8 million of non-cash compensation costs recorded related to the issuance of restricted shares of Company common stock to employees and the early adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment”. For the year ended December 31, 2005, adjustments to net income consist of purchase accounting adjustments for $22.4 million of manufacturer’s profit in inventory, $2.5 million of write offs of inventory related to reorganization and acquisition-related integration initiatives, $62.4 million of compensation costs recorded related to the issuance of restricted shares of Company common stock to employees and the early adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment,” $29.1 million of reorganization and acquisition-related integration costs and $6.0 million of loss on early extinguishment of debt.

For the year ended December 31, 2005, adjustments to the diluted weighted average shares outstanding consist of the dilutive effect of the inclusion of Series B and Series C preferred stock common stock equivalents. Both the Series B and Series C preferred common stock equivalent adjustment amounts are calculated on an if-converted basis as of the beginning of the year ended December 31, 2005, to the extent such amounts are not already included in calculating the actual weighted average shares.

Note 2: There were no items excluded from the “as reported” results for the three and twelve month periods ended December 31, 2004.

Note 3: Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 4: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Net income and diluted earnings per share, excluding the items discussed in Note 1 above, are non-GAAP financial measures and have been presented herein because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management believes that these non-GAAP operating performance measures are useful for investors because they enhance investors’ ability to analyze trends in the Company’s business and compare the Company’s financial and operating performance to the performance of the Company’s peers. Additionally, the Company’s credit agreement has provided for manufacturer’s profit in inventory adjustments required for purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation expenses and loss on early extinguishment of debt to be excluded in calculations used for determining whether the Company is in compliance with certain credit agreement covenants.